Exhibit 23.1



                           CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statement on Form S-8 of American Eco Corporation (the "Company") of our report dated January 31, 1997, on the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended November 30, 1996, filed with the Securities and Exchange Commission.




          /s/ Karlins, Fuller, Arnold & Klodosky
          --------------------------------------
          Karlins, Fuller, Arnold & Klodosky
          Houston, Texas




          July 9, 1997